     As filed with the Securities and Exchange Commission on August 2, 1996
================================================================================
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           THE FEMALE HEALTH COMPANY
            (Exact name of registrant as specified in its charter)

             WISCONSIN                              39-1144397
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              Identification No.)

      919 North Michigan Avenue
             Suite 2208
          Chicago, Illinois                            60611
(Address of Principal Executive Offices)             (ZIP CODE)

                             ---------------------

                           THE FEMALE HEALTH COMPANY
                        1991 MANAGEMENT INCENTIVE PLAN
                           (Full title of the plan)

                             ---------------------

                                                      Copy to:
              O.B. PARRISH                      JAMES M. BEDORE, ESQ.
                Chairman                    Reinhart, Boerner, Van Deuren,
        Chief Executive Officer               Norris & Rieselbach, s.c.
       THE FEMALE HEALTH COMPANY               1000 North Water Street
       919 North Michigan Avenue              Milwaukee, Wisconsin 53202
               Suite 2208
         Chicago, Illinois 60611
(Name and address of agent for service)

                                 312-280-2281
         (Telephone number, including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                                        Proposed
                                         Proposed        Maximum
 Title of Securities                      Maximum       Aggregate    Amount of
        to be          Amount to be   Offering Price    Offering    Registration
     Registered         Registered       Per Share      Price (1)       Fee
     ----------         ----------       ---------      ---------   ------------

 Common Stock,
$.01 par value        130,000 shares      $4.75(1)       $617,500      $212.93

================================================================================
(1) The registration fee is calculated in accordance with Rule 457, based upon the exercise price of $4.75 per share for each of the shares to be purchased from the Registrant.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by The Female Health Company, a Wisconsin corporation (the "Registrant") (Commission File No. 0-18849), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Company's final prospectus contained in its Form S-1 Registration Statement dated June 18, 1996.

      (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 28, 1990, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently fled document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.  See Item 3 above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's directors and officers are entitled to certain statutory rights to be indemnified by the Registrant against certain liabilities and expenses, provided the director or officer is either successful in the defense of such litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated a criminal law, failed to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest or derived an improper personal benefit in the performance of his duties to the Registrant.

     Article VIII of the Registrant's By-Laws contains provisions entitling directors and officers of the Registrant to indemnification against certain liabilities and expenses. Registrant's By-Laws are incorporated by reference in
Exhibit 3.2.

     Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Reference is made to the indemnification provisions referred to in
Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 31st, 1996.

                              THE FEMALE HEALTH COMPANY
                              (Registrant)

                              By:          /s/ O. B. Parrish
                                 ----------------------------------------------
                                 O.B. Parrish
                                 Chairman and Chief Executive Officer

                        _______________________________

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints O.B. Parrish and William R. Gargiulo, Jr., and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                      TITLE                      DATE

     /s/ O.B. Parrish          Chairman of the Board, Chief Executive    7/31/96
____________________________   Officer, and Director (acting Principal
   O.B. Parrish                Financial Officer and acting Principal
                               Accounting Officer)


/s/ William R. Gargiulo, Jr.   Vice President, Secretary and Director    7/31/96
____________________________
   William R. Gargiulo, Jr.


 /s/ Mary Ann Leeper, Ph.D.    President and Chief Operating Officer     7/31/96
____________________________   and Director
   Mary Ann Leeper, Ph.D.


   /s/ David R. Bethune        Director                                  7/31/96
____________________________
   David R. Bethune


  /s/ Stephen M. Dearholt      Director                                  7/31/96
____________________________
   Stephen M. Dearholt

                           THE FEMALE HEALTH COMPANY
                              (THE "REGISTRANT")
                         (COMMISSION FILE NO. 0-18849)

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT

                                        INCORPORATED
EXHIBIT                                    HEREIN          FILED      SEQUENTIAL
NUMBER           DESCRIPTION          BY REFERENCE TO     HEREWITH     PAGE NO.

3.1      Restated Certificate of             1
         Incorporation of the
         Registrant

3.2      By-Laws of the Registrant           2

4.1      Restated Certificate of             1
         Incorporation of the
         Registrant

4.2      By-Laws of the Registrant           2

5        Opinion of Counsel                                  X

23.1     Consent of Ernst & Young LLP,                       X
         Independent Auditors

23.2     Consent of KPMG, Independent                        X
         Auditors

23.3     Consent of Counsel                             Contained
                                                        in Opinion
                                                        filed as
                                                        Exhibit 5
24       Powers of Attorney           Signatures Page
                                      to Registration
                                      Statement

_______________________________
1 Incorporated herein by reference to the Company's Registration Statement on Form S-18, Registration No. 33-35096, as filed with the Securities and Exchange Commission on May 25, 1990.

2    Incorporated herein by reference to the Company's 1995 Form 10-K.

STRATTEC SECURITY CORPORATION
April 11, 1996
Page 2



STRATTEC SECURITY CORPORATION
April 11, 1996
Page 2
                                   Exhibit 5

STRATTEC SECURITY CORPORATION
April 11, 1996
Page 2


The Female Health Company
July 22, 1996
Page ^1


The Female Health Company
July 22, 1996
Page ^1